EXHIBIT 99.4

                               CONSENT OF DIRECTOR

I, Cydney Donnell, hereby consent to be a director of American Campus Communities, Inc. upon the consummation of its initial public offering and to the inclusion of my name and biography in the Registration Statement on Form S-11 and related prospectus of American Campus Communities, Inc. for such offering.

                                            /s/ Cydney Donnell
                                            ------------------
                                            Cydney Donnell